                                                                     Exhibit 1.1


                                                                  Execution Copy

                             BUCKEYE PARTNERS, L.P.

                               1,750,000 Units(1)
                     Representing Limited Partner Interests

                             UNDERWRITING AGREEMENT

                                February 25, 2003

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(1)   Plus an option to purchase up to 262,500 additional Units from Buckeye
      Partners, L.P. to cover over-allotments.

                             UNDERWRITING AGREEMENT

                                                               February 25, 2003
UBS WARBURG LLC
As representative of the
Underwriters set forth on Schedule A
299 Park Avenue
New York, New York 10071

Ladies and Gentlemen:

      Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to sell an aggregate of 1,750,000 units (the "Firm Units") representing limited partner interests in the Partnership to the several underwriters named in Schedule A hereto (the "Underwriters"), for whom you (the "Representative") are acting as representative. The Partnership also proposes to grant to the Underwriters, upon the terms and conditions set forth in Section 1 hereof, an option to purchase up to an additional 262,500 units (the "Additional Units"). The Firm Units and the Additional Units are hereinafter collectively referred to as the "Offered Units," and the Offered Units and each unit representing a limited partner interest in the Partnership outstanding on the date hereof are hereinafter collectively referred to as the "Units."

      Buckeye Pipe Line Company, a Delaware corporation (the "General Partner"), serves as the general partner of the Partnership.

      Buckeye Pipe Line Company, L.P., a Delaware limited partnership ("Buckeye"), Buckeye Pipe Line Holdings, L.P., a Delaware limited partnership ("BPH"), Everglades Pipe Line Company, L.P., a Delaware limited partnership ("Everglades"), and Laurel Pipe Line Company, L.P., a Delaware limited partnership ("Laurel"), are herein sometimes referred to collectively as the "Operating Partnerships" and individually, as an "Operating Partnership."

      Buckeye Terminals, LLC, a Delaware limited liability company ("BT"), Norco Pipe Line Company, LLC, a Delaware limited liability company ("Norco"), Buckeye Gulf Coast Holdings I, LLC, a Delaware limited liability company ("BGC I"), Buckeye Gulf Coast Holdings II, LLC, a Delaware limited liability company ("BGC II"), WesPac Pipeline-Reno Ltd., a Nevada limited liability company ("WesPac Reno"), and WesPac Pipeline-San Diego Ltd., a Nevada limited liability company ("WesPac SD," and together with WesPac Reno, the "WesPac Entities") are herein sometimes referred to collectively as the "LLC Subsidiaries."

      Buckeye Telecom, L.P., a Delaware limited partnership ("Telecom"), Buckeye Gulf Coast Pipe Lines, L.P., a Delaware limited partnership ("BGC"), Buckeye Products Pipe Line, L.P., a Delaware limited partnership ("BPP"), Gulf Coast Pipe Line, L.P., a Delaware limited partnership ("GCP"), and Buckeye Pipe Line Co. of Michigan, L.P., a Delaware limited partnership ("BPL MI"), are herein sometimes referred to collectively as the "Partnership Subsidiaries." The Operating Partnerships, the LLC Subsidiaries, the Partnership Subsidiaries and West Shore Pipe Lines Company, a Delaware corporation, are herein sometimes referred to collectively as the "Subsidiaries."

      The term "Registration Statement" as used in this Agreement shall mean such registration statement filed on Form S-3 (File No. 333-82241) (including all financial schedules and exhibits), as of its effective date, and any post-effective amendment thereto and any registration statement increasing the amount of securities registered thereunder in accordance with Rule 462(b) of the Act (defined below) as of its respective effective date. The term "Basic Prospectus" as used in this Agreement shall mean the prospectus contained in the Registration Statement on its effective date or in the form in which it has been most recently filed with the Commission (as defined below) on or prior to the date of this Agreement. The term "Preliminary Prospectus" as used in this Agreement shall mean any preliminary prospectus supplement relating to the Offered Units and the offering thereof that has been filed with the Commission pursuant to Rule 424(b) under the Act, together with the Basic Prospectus. "Final Prospectus" shall mean the prospectus supplement and any amendment or supplement thereto relating to the Offered Units and the offering thereof that is first filed with the Commission pursuant to Rule 424(b) under the Act after the date and time this Agreement is executed and delivered by the parties hereto, together with the Basic Prospectus.

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; any reference in this Agreement to the Registration Statement shall be deemed to refer to and include the documents incorporated by reference in the prospectus contained therein pursuant to Item 12 of Form S-3 under the Act as of the effective date of the Registration Statement; and any reference in this Agreement to the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the dates of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus and any documents filed thereafter and incorporated by reference therein.

      The General Partner and the Partnership, acting severally and jointly, confirm as follows their agreements with the Underwriters:

      1. SALE AND PURCHASE. On the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Partnership agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the aggregate number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a net purchase price of $34.39 per unit (representing the public offering price of $36.01 per unit less underwriting discounts and commissions of $1.62 per unit. It is understood that the Underwriters propose to offer the Offered Units for sale to the public as set forth in the Final Prospectus.


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      In addition, the Partnership hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units (the "Option"). This Option may be exercised by you on behalf of the several Underwriters in whole or in part at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the "additional time of purchase"); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the third business day(2) after the date on which the Option shall have been exercised nor later than the tenth business day after the date on which the Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

      2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer, against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made by 11:00 A.M., New York City time, on February 28, 2003 (unless another time shall be agreed to by you and the Partnership or unless postponed in accordance with the provisions of
Section 8 hereof). The time at which such payment and delivery of the Firm Units are actually made is hereinafter sometimes called the "time of purchase." Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

      Payment of the purchase price for the Additional Units shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

      Deliveries of the documents described in Section 6 below with respect to the purchase of the Offered Units shall be made at the offices of Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103-2921, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

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(2)   As used herein "business day" shall mean a day on which the New York Stock
      Exchange is open for trading.


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
      3. REPRESENTATIONS AND WARRANTIES. The General Partner and the Partnership, jointly and severally, represent and warrant to, and agree with, the Underwriters as set forth below in this Section 3.

              (a) Compliance with Registration Requirements. The Partnership has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Act") with the Securities and Exchange Commission (the "Commission"), the Registration Statement, including a related Basic Prospectus subject to completion relating to the Offered Units, such Registration Statement has been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission. At the time of the filing of such Registration Statement, the Partnership met the requirements for use of Form S-3 under the Act. The Partnership may have filed one or more amendments or supplements to such Registration Statement, including any preliminary prospectus supplement which relates to such Basic Prospectus and has previously been furnished to you. The Partnership will next file with the Commission a Final Prospectus which relates to such Basic Prospectus and includes the Basic Prospectus, in accordance with Rules 430A and 424(b) under the Act. The Partnership has included in such Registration Statement, as amended and supplemented on the date that it became effective or the issue date of the Final Prospectus, as applicable, all information (other than information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A ("Rule 430A Information")), required by the Act to be included in such Registration Statement and the Final Prospectus. Each Preliminary Prospectus, at the time of the filing thereof, included all information (other than Rule 430A Information), required by the Act to be included in such Preliminary Prospectus. As filed, such Final Prospectus shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the time of execution of this Agreement or, to the extent not completed at the time of execution of this Agreement, shall contain only such specific additional information and other changes as the Partnership has advised you, prior to the time of execution of this Agreement, will be included or made therein.

              (b) No Material Misstatements or Omissions. The Registration Statement, on the date that it became effective, and each Preliminary Prospectus, at the time of filing thereof, did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and at the time of purchase and the additional time of purchase, as the case may be, the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"); the Registration Statement, on the date that it became effective, and as supplemented or amended, at the time this Agreement is executed, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of filing pursuant to Rule 424(b), the Preliminary Prospectus did not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the date of filing pursuant to Rule 424(b) and at the time of purchase and the additional time of purchase, as the case may be, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by the Underwriters specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (or any supplement thereto).

              (c) Capitalization. As of September 30, 2002, the Partnership had, and would have had on an adjusted basis, the capitalization as set forth in the section of the Final Prospectus entitled "Capitalization."

              (d) Formation and Good Standing of BMC, Services Company and the General Partner. Each of Buckeye Management Company, a Delaware corporation ("BMC"), Buckeye Pipe Line Services Company, a Pennsylvania corporation ("Services Company") and the General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Final Prospectus and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver this Agreement and perform its obligations under the Agreement, and each is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed across from each such entity's name on Schedule B, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the General Partner, the Partnership and the Subsidiaries taken as a whole or (ii) subject the Partnership or the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect").

              (e) Formation and Good Standing of the Partnership, Operating Partnerships and the Partnership Subsidiaries. Each of the Partnership, the Operating Partnerships and the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the "DRULPA"), with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Final Prospectus, and, with respect to the Partnership, to perform its obligations under the Agreement and to issue, sell and deliver the Offered Units as contemplated by the Agreement, and is each duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of the each jurisdiction listed across from each such entity's name on Schedule B, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.


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
              (f) Formation and Good Standing of the LLC Subsidiaries. Each of the LLC Subsidiaries has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full limited liability company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business in each case, in all material respects as described in the Final Prospectus, and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from each such entity's name on Schedule B, such jurisdictions being the only jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

              (g) Ownership of the General Partner. All the outstanding shares of capital stock of the General Partner have been duly authorized and validly issued and are fully paid and nonassessable, and, except for the pledge of such shares in connection with Glenmoor Ltd.'s 8.15% senior notes due May 6, 2015 (the "Buckeye Notes") and the Service Company Employee Stock Ownership Plan's 7.24% senior secured notes due March 28, 2011 (the "ESOP Notes"), all outstanding shares of capital stock of the General Partner are owned by BMC free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as are not, individually or in the aggregate, material.

              (h) Ownership of Limited Partner Interests in the Partnership. The limited partners of the Partnership hold Units in the Partnership aggregating a 99% limited partner interest in the Partnership, represented, as of the date hereof, by 24,377,852 publicly-traded Units, 2,451,994 Units owned by Services Company and 122,500 Units owned by the General Partner; such limited partner interests of the Partnership are the only limited partner interests that are issued and outstanding; all of such limited partner interests of the Partnership have been duly authorized and validly issued pursuant to the Partnership Agreement (defined below) and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA).

              (i) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership, with a general partner interest in the Partnership of 1% which is represented by 243,914 units representing general partner interests; such general partner interest of the Partnership are the only general partner interests that are issued and outstanding; such general partner interests have been duly authorized and validly issued and, except for the pledge of such general partner interests in connection with the Buckeye Notes and the ESOP Notes, such general partner interest of the Partnership are owned by the General Partner free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as are not, individually or in the aggregate, material.

              (j) Ownership of General Partner Interests in the Operating Partnerships and Telecom. The General Partner is the sole general partner of each of the Operating Partnerships and Telecom, with a general partner interest in each of the Operating Partnerships and Telecom of 1%; such general partner interests are the only general partner


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interests issued and outstanding; such general partner interests of each of the
Operating Partnerships and Telecom have been duly authorized and validly issued and, except for the pledge of such general partner interests in connection with the Buckeye Notes and the ESOP Notes, such general partner interests of the Operating Partnerships and Telecom are owned by the General Partner free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as are not, individually or in the aggregate, material.

              (k) Ownership of Limited Partner Interests in the Operating Partnership and Telecom. The Partnership is the sole limited partner of each of the Operating Partnerships and Telecom, with a limited partner interest in each of the Operating Partnerships and Telecom of 99%; such limited partner interests are the only limited partner interests of the Operating Partnerships and Telecom that are issued and outstanding; such limited partner interests of each of the Operating Partnerships and Telecom have been duly authorized and validly issued pursuant to the respective Operating Partnership Agreements (as defined below) and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of the Operating Partnerships and Telecom are owned by the Partnership free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as are not, individually or in the aggregate, material.

              (l) Ownership of General Partner Interests in the Partnership Subsidiaries. BGC I is the sole general partner of each of BGC, BPP and GCP, with a general partner interest in each of BGC, BPP and GCP of 1%; the General Partner is the sole general partner of BPL MI, with a general partner interest of 1%; all of the outstanding general partner interests of each of BGC, BPP, GCP, the WesPac Entities and BPL MI have been duly authorized and validly issued and such general partner interests of each of BGC, BPP, GCP, the WesPac Entities and BPL MI are owned free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as are not, individually or in the aggregate, material.

              (m) Ownership of Limited Partner Interests in the Partnership Subsidiaries. BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC is the sole limited partner of each of BPP and GCP, with a limited partner interest in each of BPP and GCP of 99%; Laurel and the General Partner hold a 98.01% and 0.99% limited partner interest, respectively, in BPL MI; such limited partner interests are the only limited partner interests issued and outstanding; such limited partner interests of each of BGC, BPP, GCP and BPL MI held by affiliates of the Partnership have been duly authorized and validly issued pursuant to the respective agreement of limited partnership agreement and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and such limited partner interests of each of BGC, BPP, GCP and BPL MI are owned free and clear of any perfected security interest or any other security interest, claim, lien, right to purchase or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as are not, individually or in the aggregate, material.

              (n) Ownership of Limited Liability Company Interests in the LLC Subsidiaries. BPH is the sole member of each of the LLC Subsidiaries, with a limited liability company interest in each of the LLC Subsidiaries of 100%, except for the WesPac Entities, of which BPH owns 75% of each WesPac Entity's limited liability company interests; all of the outstanding limited liability company interests of the LLC Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and such limited liability company interests of the LLC Subsidiaries are owned by BPH free and clear of any perfected security interest or any other security interest, claim, lien or encumbrance, except for such security interests, claims, liens, rights to purchase or encumbrances as are not, individually or in the aggregate, material.

              (o) Authorization of Units. All of the issued and outstanding partnership interests of the Partnership have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the authorized partnership interests of the Partnership, including the Offered Units, conform in all material respects to the description thereof contained in the Registration Statement or the Final Prospectus; the Offered Units have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to the terms of this Agreement, will be fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Offered Units are free of statutory preemptive rights and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Offered Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; and the holders of outstanding Units of the Partnership are not entitled to statutory, preemptive or other contractual preemptive rights, resale rights, rights of first refusal and other similar rights to which the General Partner, the Partnership or any of the Subsidiaries is a party; and, except as set forth in the Registration Statement or the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding.

              (p) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership.

              (q) Absence of Breach or Defaults. None of the General Partner, the Partnership nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both will be, in breach or violation of or in default under (nor has any event occurred which would give the holder of any indebtedness (or a person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective (i) formation or governing documents, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the General Partner, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, and, solely with respect to this clause (ii), except such breach, violation or default that would not have a Material Adverse Effect, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under)

(i) the formation or governing documents of the General Partner, the Partnership or any of the Subsidiaries, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the General Partner, the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the General Partner, the Partnership or any of the Subsidiaries and, solely with respect to this clause (ii), except such breach, violation or default that would not have a Material Adverse Effect.

              (r) Absence of Further Requirements. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Offered Units or the consummation by the Partnership of the transactions contemplated hereby other than registration of the Offered Units under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Offered Units are being offered by the Underwriters or under the rules and regulations of the NASD.

              (s) Absence of Restrictions. Except as set forth in the Registration Statement and the Final Prospectus, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or sell to it any Units or other partnership interests or other equity interests of the Partnership, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Units or partnership interests or other equity interests of the Partnership, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Partnership in connection with the offer and sale of the Offered Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Units as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Partnership to register under the Act any Units or partnership interests or other equity interests of the Partnership, or to include any such units or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Units as contemplated thereby or otherwise.

              (t) Possession of Licenses; No Violations. Each of the General Partner, the Partnership and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except for such failures to have, file or obtain that would not have a Material Adverse Effect; none of the General Partner, the Partnership nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the General Partner, the Partnership or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

              (u) Sufficiency of Disclosure. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required.

              (v) Absence of Proceedings. There are no actions, suits, claims, investigations or proceedings pending to which the General Partner, the Partnership or any of the Subsidiaries or, to the Partnership's knowledge, any of their respective directors or officers is a party or of which any of their respective properties is subject that (i) are required to be disclosed in the Registration Statement that are not so disclosed or (ii) would prevent consummation of the transactions contemplated hereby, and to the Partnership's knowledge, no such actions, suits, claims, investigations or proceedings are threatened or contemplated.

              (w) Accountants. Deloitte & Touche LLP, whose report on the consolidated financial statements of the Partnership and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Final Prospectus, are independent public accountants as required by the Act.

              (x) Adequacy of Financial Statements. The financial statements of the Partnership and the Subsidiaries (including the related notes and supporting schedules) filed as part of or incorporated by reference in the Registration Statement and the Final Prospectus present fairly in all material respects the consolidated financial condition, the results of operations and cash flows of the Partnership and the Subsidiaries at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles ("GAAP"), except as described therein, applied on a consistent basis throughout the periods involved and comply as to form with the applicable accounting requirements of the Act; any pro forma financial statements or data included in the Registration Statement and the Final Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Final Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Partnership; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Final Prospectus that are not included as required; and, the General Partner, the Partnership and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Final Prospectus.

              (y) No Material Adverse Change. Subsequent to the respective dates as of which information is given or incorporated by reference in the Registration Statement and the Final Prospectus, except as described therein, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the General Partner, the Partnership and the Subsidiaries taken as a whole, (ii) any transaction which is material to the

General Partner, the Partnership and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the General Partner, the Partnership or the Subsidiaries, which is material to the General Partner, the Partnership and the Subsidiaries taken as a whole (iv) any change in the capitalization or outstanding indebtedness of the General Partner, the Partnership or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the equity interests of the Partnership.

              (z) Lock-Up Agreements. The Partnership has obtained for the benefit of the Underwriters the agreement, in the form set forth as Exhibit A hereto (the "Lock-Up Agreements"), of each of the directors of the General Partner, the officers of the Partnership and significant unitholders as set forth on Schedule D; the Partnership will not release or purport to release any person from any Lock-Up Agreement without the prior written consent of UBS Warburg LLC.

              (aa) Investment Company Act. None of the General Partner, the Partnership or any of the Subsidiaries is, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the Final Prospectus, will be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (bb) Public Utility Holding Company Act. None of the General Partner, the Partnership or the Subsidiaries is a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"); none of the General Partner, the Partnership or the Subsidiaries nor the issue and sale of the Offered Units by the Partnership is subject to regulation under PUHCA; and none of the General Partner, the Partnership or the Subsidiaries is a "public utility" as such term is defined in the Federal Power Act, as amended.

              (cc) Title to Property. Each of the General Partner, the Partnership and the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement and in the Final Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except for failures to have good and marketable title that would not have a Material Adverse Effect; all the property described in the Registration Statement and the Final Prospectus as being held under lease by the Partnership or the Subsidiaries is held thereby under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the businesses of the Partnership and the Subsidiaries.

              (dd) Rights-of-Way. Each of the Partnership and the Subsidiaries has such consents, easements, rights-of-way or licenses from any person ("rights-of-way") as are necessary to conduct its business in the manner described in the Final Prospectus, subject to such qualifications as may be set forth in the Final Prospectus and except for such rights-of-way the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership and the Subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that will not have a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Final Prospectus; and, except as described in the Final Prospectus, none of such rights-of-way contains any restriction that would materially interfere with the conduct of the business or use of the properties of the Partnership and the Subsidiaries, taken as a whole.

              (ee) Absence of Labor Disputes. None of Services Company, the General Partner, the Partnership or the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Partnership's knowledge, threatened against Services Company, the General Partner, the Partnership or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Partnership's knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Partnership's knowledge, threatened against Services Company, the General Partner, the Partnership or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of Services Company, the General Partner, the Partnership or any of the Subsidiaries, and (ii) to the Partnership's knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of Services Company, the General Partner, the Partnership or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") or the rules and regulations promulgated thereunder concerning the employees of Services Company, the General Partner, the Partnership or any of the Subsidiaries.

              (ff) Compliance with Environmental Regulations. Each of the General Partner, the Partnership and the Subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus. Except for the Quanta Resources Edgewater Superfund site in Edgewater, N.J., the Borne Chemical Company Superfund site located in Elizabeth, N.J. and the Sealand Superfund site located in the Town of Lisbon, St. Lawrence County, N.Y., none of the General Partner, the Partnership or any of the Subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

              (gg) Adequacy of Environmental Review. In the ordinary course of its business, the General Partner and the Partnership periodically review the effect of Environmental Laws on the business, operations and properties of the General Partner, the Partnership and the

Subsidiaries, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as described in the Registration Statement, on the basis of such review, the General Partner and the Partnership have reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus.

              (hh) Filing of Tax Returns. All material tax returns required to be filed by the General Partner, the Partnership and each of the Subsidiaries have been filed, and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

              (ii) Adequacy of Insurance. The General Partner, the Partnership and the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as the General Partner deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the General Partner, the Partnership and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof.

              (jj) Force Majeure. None of the General Partner, the Partnership or any of the Subsidiaries has sustained since the date of the last audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance.

              (kk) Absence of Notice of Cancellation. Neither the General Partner nor the Partnership has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the General Partner or the Partnership or, to the Partnership's knowledge, any other party to any such contract or agreement.

              (ll) Adequacy of Internal Accounting Controls. The General Partner, the Partnership and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (mm) Implementation of Internal Reporting and Disclosure Procedures. The General Partner and the Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the General Partner or the Partnership, including its consolidated subsidiaries, is made known to the General Partner's Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership's auditors and the audit committee of the board of directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Partnership's ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership's internal controls; any material weaknesses in internal controls have been identified for the Partnership's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

              (nn) Disclosure of Affiliate Loans. The Partnership has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the General Partner or the Partnership to any director of the General Partner or executive officer of the Partnership, or to any family member or affiliate of any director or executive officer of the General Partner; and since July 30, 2002, neither the General Partner nor the Partnership has directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director of the General Partner or executive officer of the Partnership, or to or for any family member or affiliate of any director or executive officer of the General Partner; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the General Partner, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

              (oo) Validity of Data. Any statistical and market-related data included in the Registration Statement and the Final Prospectus are based on or derived from sources that the General Partner believes to be reliable and accurate, and the General Partner has obtained the written consent to the use of such data from such sources to the extent required.

              (pp) FCPA. Neither the General Partner, the Partnership nor any of the Subsidiaries nor, to the Partnership's knowledge, any employee or agent of Services Company, the General Partner, the Partnership or the Subsidiaries has made any payment of funds of Services Company, the General Partner, the Partnership or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Final Prospectus.

              (qq) Absence of Stabilization Measures. None of the General Partner, the Partnership nor any of the Subsidiaries nor, to the Partnership's knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

              (rr) Absence of NASD Affiliations. To the Partnership's knowledge, there are no affiliations or associations between any member of the NASD and any of the General Partner's officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Final Prospectus.

              (ss) Absence of Restrictions on Distributions. No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary's equity, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary's property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the Registration Statement or the Final Prospectus.

              (tt) Significant Subsidiaries. The subsidiaries listed on Schedule B attached hereto are the only significant subsidiaries of the General Partner or the Partnership as defined by Rule 1-02 of Regulation S-X.

              (uu) Absence of Conflict of Interest. Except as disclosed in the Registration Statement and the Final Prospectus, none of the General Partner, the Partnership or the Subsidiaries (i) has any material lending or other relationship with any bank or lending affiliate of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Offered Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

              (vv) Validity of the Partnership Agreements. The Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of December 31, 1998 (the "Partnership Agreement") is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, and each of the Amended and Restated Agreement of Limited Partnership of Buckeye, dated as of December 23, 1986, as amended by Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of Buckeye, dated as of August 12, 1997 (as amended, the "Buckeye Partnership Agreement"), the Amended and Restated Agreement of Limited Partnership of BPH, dated as of October 12, 2001 (the "BPH Partnership Agreement"), the Amended and Restated Agreement of Limited Partnership of Everglades, dated as of March 25, 1998 (the "Everglades Partnership Agreement"), and the Amended and Restated Agreement of Limited Partnership of Laurel, dated as of March 25, 1998 (the "Laurel Partnership Agreement", and together with the Buckeye Partnership Agreement, the BPH Partnership Agreement and the Everglades Partnership Agreement, the "Operating Partnership Agreements") is a valid and legally binding agreement of the parties thereto, enforceable against the General Partner and the Partnership in accordance with its terms, except as the enforceability of such agreements may be affected by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles. Complete and correct copies of (i) the certificate of limited partnership, and all amendments thereto, for each of the Partnership and the Operating Partnerships and (ii) the Partnership Agreement and Operating Partnership

Agreements, and all amendments thereto, have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the time of purchase or the additional time of purchase, as the case may be.

      Any certificate signed by any officer of the General Partner and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Offered Units shall be deemed a representation and warranty by the General Partner and the Partnership, as to matters covered thereby, to each Underwriter.

      4. CERTAIN COVENANTS. The General Partner and the Partnership agree with the Underwriters:

              (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Offered Units for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Offered Units; provided that the Partnership shall not be required to qualify as a foreign partnership or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Offered Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

              (b) to make available to the Underwriters in New York City, as many copies of the Final Prospectus (or of the Final Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Offered Units, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Final Prospectus as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Act;

              (c) if, at the time this Agreement is executed and delivered, it is necessary for any post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Units may commence, the Partnership will endeavor to cause such post-effective amendment to become effective as soon as possible and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Final Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Partnership agrees to file in a timely manner under such Rule);

              (d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Final Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Final Prospectus, including by filing any documents that would be incorporated therein by reference, and to provide you and Underwriters' counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

              (e) subject to Section 4(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Partnership pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

              (f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

              (g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Offered Units is required to be delivered under the Act which could require the making of any change in the Final Prospectus then being used so that the Final Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(d) hereof, to prepare and furnish, at the Partnership's expense, to the Underwriters promptly such amendments or supplements to such Final Prospectus as may be necessary to reflect any such change;

              (h) to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Act), an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Act;

              (i) to furnish to its securityholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, partners' equity and cash flow of the General Partner, the Partnership and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

              (j) to furnish to you, at your request and without charge, (i) one signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement and (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may request;

              (k) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements of the General Partner, the Partnership and the Subsidiaries (if any such financial statements are generally available within such time period in the ordinary course of the Partnership's business) which have been read by the Partnership's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) hereof;

              (l) to apply the net proceeds from the sale of the Offered Units in the manner set forth under the caption "Use of Proceeds" in the Final Prospectus;

              (m) to pay all costs, expenses, fees and taxes (other than any disbursements of counsel for the Underwriters except as set forth in Section 5 hereof and (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Offered Units, including any transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Offered Units to the Underwriters, (iii) the reproduction and delivery of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof), (iv) the qualification of the Offered Units for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers,
(v) any listing of the Offered Units on any securities exchange or qualification of the Offered Units for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing fees incident to the review of the Offering by the NASD, including the reasonable legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Offered Units to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by or on behalf of the Partnership in connection with the road show slides and graphics, fees and expenses of any consultants engaged by or on behalf of the Partnership in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the General Partner's and the Partnership's other obligations hereunder;

              (n) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Units or securities convertible into or exchangeable or exercisable for Units or warrants or other rights to purchase Units or any other securities of the Partnership that are substantially similar to Units, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any Units or securities convertible into or exercisable or exchangeable for Units or other rights to purchase Units or any other securities of the Partnership that are substantially similar to Units for a period of 90 days after the date hereof (the "Lock-Up Period"), without the prior written consent of UBS Warburg LLC, except for (i) the registration of the Offered Units and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Units to sellers of terminaling facilities or pipelines in connection with acquisitions by the Partnership, provided that UBS Warburg LLC has received similar lock-up agreements from any such sellers,
(iii) issuances of Units to the Partnership's option holders upon exercise of options granted under the Amended and Restated Unit Option and Distribution Equivalent Plan, provided that UBS Warburg LLC receives notice prior to any such issuance of units and (iv) the issuance of employee stock options pursuant to the Amended and Restated Unit Option and Distribution Equivalent Plan that will not be exercisable during the Lock-Up Period;

              (o) to maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Offered Units; and

              (p) to maintain, or caused to be maintained, and furnish to you, at your request, a list of holders of Units as may be necessary to permit compliance with the requirements of Section 6112 of the Internal Revenue Code of 1986, as amended, including, with respect to each such holder, the name, address and tax identification number of the holder, the number of Units held, the date(s) on which such Units were acquired, and the purchase price of such Units.

      5. REIMBURSEMENT OF EXPENSES. If the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the General Partner and the Partnership shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and expenses of their counsel.

      6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties set forth in this Agreement on the part of the General Partner and the Partnership on the date hereof and at the time of purchase and at the additional time of purchase, as the case may be, the performance by the General Partner and the Partnership of their obligations hereunder and to the following additional conditions precedent:

              (a) The Partnership shall have requested and caused Morgan, Lewis & Bockius LLP, counsel for the Partnership, to have furnished to you at the time of purchase and at the additional time of purchase, as the case may be, its opinion, dated the time of purchase or the additional time of purchase, as the case may be, and addressed to the Underwriters, and in form and substance satisfactory to you and your counsel, to the effect that:

                    (i) Each of BMC, Services Company and the General Partner has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus and, with respect to the General Partner, to act as the general partner of the Partnership and each of the Operating Partnerships and to execute and deliver this Agreement and perform its obligations under the Agreement, and each is duly qualified to do business as a foreign corporation and each is in good standing under the laws of each jurisdiction listed across from such entity's name on Schedule B of this Agreement.

                    (ii) Each of the Partnership, the Operating Partnerships and the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the DRULPA, with full partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and, with respect to the Partnership, to execute and deliver this Agreement and perform its obligations under the Agreement and to issue, sell and deliver the Offered Units as contemplated by the Agreement, and is each duly qualified or registered to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction listed across from such entity's name on Schedule B of this Agreement.

                    (iii) Each of the LLC Subsidiaries (other than the WesPac Entities, to which no opinion is expressed under this subparagraph) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the jurisdiction in which it is organized, with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and each is duly qualified or registered to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction listed across from such entity's name on Schedule B of this Agreement.

                    (iv) All the outstanding shares of capital stock of the General Partner have been duly and validly authorized and issued and are fully paid and nonassessable, and, to the knowledge of such counsel, all outstanding shares of capital stock of the General Partner are owned by BMC free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance, except for security interests, claims, liens or encumbrances imposed in connection with the Buckeye Notes and the ESOP Notes.

                    (v) The limited partners of the Partnership hold Units in the Partnership representing the entire limited partner interest in the Partnership, represented by 24,377,852 publicly-traded Units, 2,451,994 Units owned by Services Company and 122,500 Units owned by the General Partner; such Units are the only limited partner interests of the Partnership that are issued and outstanding; all of such limited partner interests of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA); the Units owned by Services Company and the General Partner are owned, to the knowledge of such counsel, free and clear of any perfected security interests and any other security interest, claim, lien or encumbrance, except for security interests, claims, liens or encumbrances imposed in connection with the Buckeye Notes and the ESOP Notes.

                    (vi) The General Partner is the sole general partner of the Partnership, with a general partner interest in the Partnership of 1% equal to 243,914 units representing general partner interests; such general partner interests are the only general partner interests that are issued and outstanding; such general partner interests of the Partnership have been duly and validly authorized and, to the knowledge of such counsel, such general partner interests of the Partnership are owned by the General Partner free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance, except for security interests, claims, liens or encumbrances imposed in connection with the Buckeye Notes and the ESOP Notes.

                    (vii) The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest in each of the Operating Partnerships of 99%; such limited partner interests are the only limited partner interests issued and outstanding; such limited partner interests of each of the Operating Partnerships have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and, to the knowledge of such counsel, such limited partner interests of the Operating Partnerships are owned by the Partnership free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance.

                    (viii) The General Partner is the sole general partner of each of the Operating Partnerships, with a general partner interest in each of the Operating Partnerships of 1%; such general partner interests are the only general partner interests issued and outstanding; such general partner interests of each of the Operating Partnerships have been duly and validly authorized and issued and, to the knowledge of such counsel, such general partner interests of the Operating Partnerships are owned by the General Partner free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance, except for security interests, claims, liens or encumbrances imposed in connection with the Buckeye Notes and the ESOP Notes.

                    (ix) BGC II is the sole limited partner of BGC, with a limited partner interest in BGC of 99%; BGC is the sole limited partner of each of BPP and GCP, with a limited partner interest in each of BPP and GCP of 99%; and Laurel and the General Partner hold a 98.01% and 0.99% limited partner interest, respectively, in BPL MI; all of the outstanding limited partner interests of each of BGC, BPP, GCP and BPL MI held by affiliates of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable (except to the extent such nonassessability may be affected by Section 17-607 of the DRULPA), and, to the knowledge of such counsel, such limited partner interests of each of BGC, BPP, GCP and BPL MI are owned free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance.

                    (x) BGC I is the sole general partner of each of BGC, BPP and GCP, with a general partner interest in each of BGC, BPP and GCP of 1%; the General Partner is the sole general partner of BPL MI, with a general partner interest of 1%; all of the outstanding general partner interests of each of BGC, BPP, GCP and BPL MI have been duly and validly authorized and issued, and, to the knowledge of such counsel, such general partner interests of each of BGC, BPP, GCP and BPL MI are owned free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance.

                    (xi) BPH is the sole member of each of the LLC Subsidiaries (other than the WesPac Entities, to which no opinion is expressed under this subparagraph), with a limited liability company interest in each of the LLC Subsidiaries of 100% all of the outstanding limited liability company interests of the LLC Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to the knowledge of such counsel, all outstanding limited liability company interests of the LLC Subsidiaries are owned by BPH and clear of any perfected security interest and any other security interest, claim, lien or encumbrance.

                    (xii) The authorized partnership interests of the Partnership including the Offered Units, conform in all material respects to the description thereof contained in the Prospectus.

                    (xiii) The Offered Units have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Offered Units are free of statutory preemptive rights and, to such counsel's knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Offered Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the New York Stock Exchange; the form of the certificates for the Offered Units conforms in all material respects to the requirements of the Partnership Agreement; and the holders of outstanding Units of the Partnership are not entitled to statutory, preemptive or, to such counsel's knowledge, other contractual preemptive rights, resale rights, rights of first refusal and other similar rights; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, partnership or ownership interests in the Partnership are outstanding.

                    (xiv) To the knowledge of such counsel, there are no actions, suits or proceedings pending, threatened or contemplated by or before any court or governmental agency, authority or body or any arbitrator involving the General Partner, the Partnership or any of the Subsidiaries or any of their respective directors or officers is a party or any of their respective properties is subject at law or in equity, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there are no franchises, contracts, licenses, agreements, leases or other documents of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which are not described or filed as required.

                    (xv) The statements included or incorporated by reference in the Prospectus under the headings "Description of Limited Partnership Units" and "Tax Considerations," insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                    (xvi) The Registration Statement and all post-effective amendments, if any, have become effective under the Act; any required filing of the

      Basic Prospectus, any Preliminary Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) of the Act has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened.

                    (xvii) The Registration Statement and the Prospectus and any supplements or amendments thereto (other than the financial statements and schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

                    (xviii) The conditions to the use of Form S-3 have been satisfied.

                    (xix) The Agreement has been duly authorized, executed and delivered by each of the General Partner and the Partnership.

                    (xx) None of the General Partner, the Partnership nor any of the Subsidiaries is, and after giving effect to the offering and sale of the Offered Units and the application of the proceeds thereof as described in the Prospectus, will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, or a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the PUHCA; none of the General Partner, the Partnership nor any of the Subsidiaries is subject to regulation under the PUHCA.

                    (xxi) No consent, waiver, notice, approval, authorization, filing with or order of, or any other action by, any federal, state or local governmental or regulatory commission, board, body, authority, agency or court is required in connection with the issuance and sale of the Offered Units and the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Units by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained.

                    (xxii) None of the offer, issue or sale of the Offered Units, nor the consummation of any other of the transactions herein contemplated, nor the execution, delivery or performance of the Agreement or the fulfillment of the terms hereof will result in a breach or violation of, event of default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), or imposition of any lien, charge or encumbrance upon any property or assets of the General Partner, the Partnership or the Subsidiaries pursuant to, (i) the organizational or governing documents of the General Partner, the Partnership or the Subsidiaries, (ii) to the knowledge of such counsel, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the General Partner, the Partnership or the Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, and to the knowledge of such counsel, judgment, order or decree applicable to the General Partner, the Partnership or the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the General Partner, the Partnership or the Subsidiaries or any of its or their properties, which violation or default would, either individually or in the aggregate (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the General Partner, the Partnership or the Subsidiaries, taken as a whole, or (ii) subject to the limited partners of the Partnership to any material liability or disability, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus.

                    (xxiii) To the knowledge of such counsel, no person has the right to require the registration under the Act of Units or other interest or securities of the Partnership or to include any such securities or interests in the Registration Statement or the offering contemplated hereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Offered Units as contemplated hereby or otherwise.

                    (xxiv) Each of the Partnership Agreements and the Operating Partnership Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the extent that rights to indemnity and contribution under the Partnership Agreements and the Operating Partnership Agreements may be limited by federal or state securities laws or the public policy underlying such laws.

      In rendering such opinion, such counsel may rely as to matter of fact, to the extent they deem proper, on certificates of responsible officers of the Partnership and public officials. Without limiting the generality of the foregoing sentence, in rendering the opinions set forth in subparagraphs (ix),
(x) and (xi) above, such counsel may rely a certificate of a responsible officer of the Partnership.

      In addition, such counsel shall state that in the course of preparation by the Partnership of the Registration Statement, the Preliminary Prospectus and the Final Prospectus, such counsel participated in conferences with officers and other representatives of the Partnership and certain of the Subsidiaries, representatives of the independent public accountants of the Partnership and, in the case of the Preliminary Prospectus and the Final Prospectus, your representatives, at which the contents of the Registration Statement, the Preliminary Prospectus and the Final Prospectus and related matters were discussed, and although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (except as and to the extent stated in subparagraphs (xii) and (xv) above), on the basis of the foregoing no facts have come to the attention of such counsel that causes them to believe that the Registration Statement at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Basic Prospectus, the Preliminary Prospectus and the Final Prospectus or any supplement thereto at the date of such Basic Prospectus, the Preliminary Prospectus and the Final Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Final Prospectus).

              (b) You shall have received from Deloitte and Touche, LLP letters dated, respectively, the date of this Agreement and the time of purchase and the additional time of purchase, as the case may be, and addressed to the Underwriters in the forms heretofore approved by the Underwriters.

              (c) You shall have received at the time of purchase and at the additional time of purchase, as the case may be, the favorable opinion of Andrews & Kurth L.L.P., counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, with respect to such matters as may be reasonably requested by the Underwriters.

              (d) No Final Prospectus or amendment or supplement to the Registration Statement or the Final Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

              (e) The Registration Statement shall have become effective, or if Rule 430A under the Act is used, the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act, at or before 5:00 P.M., New York City time, on the business day after the date of this Agreement unless a later time shall be agreed to by the Partnership and you in writing or by telephone, confirmed in writing.

              (f) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
(iii) the Final Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

              (g) All filings, if any, required by Rule 424(b) shall have been timely made.

              (h) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the General Partner, the Partnership and the Subsidiaries taken as a whole shall occur or become known.

              (i) The Partnership will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of the General Partner's Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit B hereto.

              (j) The Partnership shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Final Prospectus as of the time of purchase and the additional time of purchase, as the case may be, as you may reasonably request.

              (k) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, there shall not have occurred any downgrading, nor shall any notice or announcement have been given or made of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the General Partner, the Partnership or any of the Subsidiaries by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

              (l) The Offered Units to be sold pursuant to this Agreement shall have been duly authorized for listing on the New York Stock Exchange, subject only to official notice of issuance, at the time of purchase or the additional time of purchase, as the case may be, and satisfactory evidence of such actions shall have been provided to the Underwriters.

      7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

      The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS Warburg or any group of Underwriters (which may include UBS Warburg) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Final Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the General Partner, the Partnership and the Subsidiaries taken as a whole, which would, in UBS Warburg's judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Units on the terms and in the manner contemplated in the Registration Statement and the Final Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Partnership's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS Warburg's judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Final Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the General Partner, the Partnership or any of the Subsidiaries by any "nationally recognized statistical rating organization," as that term is defined in Rule 436(g)(2) under the Act.

      If UBS Warburg or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing.

      If the sale to the Underwriters of the Offered Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the General Partner or the Partnership shall be unable to comply with any of the terms of this Agreement, neither the General Partner nor the Partnership shall be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the General Partner or the Partnership under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

      8. INCREASE IN UNDERWRITERS' COMMITMENTS. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters shall be obligated to take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

      Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval).

      If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Final Prospectus and other documents may be effected.

      The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

      If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      9. INDEMNITY AND CONTRIBUTION.

              (a) The General Partner and the Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as originally filed or in any amendment or supplement thereto), or in a Final Prospectus (the term Final Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Final Prospectus and the Final Prospectus as amended or supplemented by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Final Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such

Underwriter through you to the Partnership expressly for use in such Registration Statement or such Final Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Final Prospectus or necessary to make such information not misleading, (ii) any breach by the General Partner or the Partnership of any of the representations and warranties in Section 3 hereof or the failure by the General Partner or the Partnership to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the General Partner or the Partnership or based upon written information furnished by or on behalf of the General Partner or the Partnership including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Offered Units; provided, however, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus or amended Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Offered Units which is the subject thereof if the Final Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Final Prospectus to such person at or prior to the written confirmation of the sale of such Offered Units to such person, unless the failure is the result of noncompliance by the General Partner or the Partnership with paragraph (b) of Section 4 hereof.

      If any action, suit or proceeding (each, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the General Partner or the Partnership pursuant to the foregoing paragraph (i), such Underwriter or such person shall promptly notify the General Partner and the Partnership in writing of the institution of such Proceeding and the Partnership shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the General Partner and the Partnership shall not relieve the General Partner or the Partnership from any liability which the General Partner or the Partnership may have to any Underwriter or any such person or otherwise, except to the extent the General Partner or the Partnership does not otherwise learn of the Proceeding and such failure results in the forfeiture by the General Partner or the Partnership of substantial rights or defenses. Such Underwriter or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such person unless the employment of such counsel shall have been authorized in writing by the General Partner and the Partnership in connection with the defense of such Proceeding or the General Partner and the Partnership shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the General Partner and the Partnership (in which case the General Partner and the Partnership shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, in any of which events the fees and expenses shall be borne by the General Partner and the Partnership and paid as incurred (it being understood, however, that the Partnership shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Partnership shall not be liable for any settlement of any such Proceeding effected without its written consent but if settled with the written consent of the Partnership, the General Partner and the Partnership agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

              (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Partnership, the General Partner's officers and directors and each person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the General Partner and the Partnership or any such person may incur under the Act, the Exchange Act, common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or in a Final Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or necessary to make such information not misleading. The General Partner and the Partnership acknowledge that the statements set forth in the last paragraph of the cover page of any Preliminary Prospectus and the Final Prospectus regarding delivery of the Offered Units and, under the heading "Underwriting," (i) the sentences related to concessions and reallowances, (ii) the sentence relating to electronic prospectus supplements and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus, constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Registration Statement, any Preliminary Prospectus or the Final Prospectus.

                    If any Proceeding is brought against the Partnership or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the General Partner, the Partnership or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the General Partner, the Partnership or any such person or otherwise. The General Partner, the Partnership or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the General Partner, the Partnership or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events the fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the General Partner, the Partnership and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days' prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

              (c) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) or (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (a) in such proportion as is appropriate to reflect the relative benefits received by the General Partner or the Partnership on the one hand and the Underwriters on the other hand from the offering of the Offered Units or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the General Partner or the

Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the General Partner or the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the General Partner or the Partnership and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Offered Units. The relative fault of the General Partner or the Partnership on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the General Partner or the Partnership or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

              (d) The General Partner, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (iii) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the aggregate amount of any losses, expenses or damages which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 9 are several in proportion to their respective underwriting commitments and not joint.

              (e) The indemnity and contribution agreements contained in this
Section 9 and the covenants, warranties and representations of the General Partner and the Partnership contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its directors and officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the General Partner and the Partnership, each officer or director of the General Partner, and each person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the delivery of the Offered Units. The General Partner, the Partnership and each Underwriter, severally, agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the General Partner and the Partnership, against any officer or director of the General Partner, or any person who controls the Partnership within the meaning of Section 15 of the Act or

Section 20 of the Exchange Act in connection with the sale of the Offered Units, or in connection with the Registration Statement, any Preliminary Prospectus or the Final Prospectus.

      10. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Warburg LLC, 299 Park Avenue, New York, New York 10171-0026, Attention:
Syndicate Department and to Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and, if to the General Partner or the Partnership, shall be sufficient in all respects if delivered, sent or telefaxed to Buckeye Partners, L.P., 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087, Attention: Stephen C. Muther, with a copy to Morgan, Lewis & Bockius, LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, Attention: Howard L. Meyers.

      11. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

      12. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the General Partner and the Partnership consent to the jurisdiction of such courts and personal service with respect thereto. The General Partner and the Partnership hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Warburg or any indemnified party. Each of UBS Warburg and the General Partner and the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its securityholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The General Partner and the Partnership agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the General Partner and the Partnership and may be enforced in any other courts to the jurisdiction of which the General Partner and the Partnership are or may be subject, by suit upon such judgment.

      13. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Each party to this Agreement agrees that (i) no other party to this Agreement (including its agents and representatives) had made any representation, warranty, covenant or agreement to or with such party relating to the transactions contemplated hereby, other than those expressly set forth herein, and (ii) such party has not relied upon any representation, warranty, covenant or agreement relating to the transactions contemplated hereby, other than those referred to in clause (i) above.

      14. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the General Partner and the Partnership and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

      15. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

      16. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters, the General Partner, the Partnership and their successors and assigns and any successor or assign of any substantial portion of the General Partner's, the Partnership's or the Underwriters' respective businesses and/or assets.

      17. MISCELLANEOUS. UBS Warburg LLC, an indirect, wholly-owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS Warburg LLC. Because UBS Warburg LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Warburg LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency and are not otherwise an obligation or responsibility of a branch or agency.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall constitute a binding agreement among the General Partner, the Partnership and the Underwriters, severally.

                           [Signature Pages to Follow]

                                        Very truly yours,

                                        BUCKEYE PIPE LINE COMPANY,
                                        in its individual capacity

                                        By: /s/ Stephen C. Muther
                                           -------------------------------------
                                        Name:  Stephen C. Muther
                                               ---------------------------------
                                        Title:  Senior Vice President
                                                --------------------------------

                                        BUCKEYE PARTNERS, L.P.

                                        By:    Buckeye Pipe Line Company,
                                               its general partner

                                               By: /s/ Stephen C. Muther
                                                  ------------------------------
                                               Name:  Stephen C. Muther
                                                      --------------------------
                                               Title:  Senior Vice President
                                                       -------------------------

        Signature Page for Underwriting Agreement Dated February 25, 2003

The foregoing Agreement is hereby
confirmed and accepted as of the date set forth on the first page hereof.

UBS WARBURG LLC

By: /s/ Robert B. Wallace
   -----------------------------------------
Name:  Robert B. Wallace
     ---------------------------------------
Title:  Executive Director
      --------------------------------------

For itself and the other several
Underwriters named in Schedule A to the
foregoing Agreement.

        Signature Page for Underwriting Agreement Dated February 25, 2003

                                   SCHEDULE A

                                                         NUMBER OF
      UNDERWRITER                                        FIRM UNITS
      -----------                                        ----------
      UBS Warburg LLC............................          765,625
      Salomon Smith Barney Inc...................          765,625
      McDonald Investments Inc...................          218,750

      Total......................................        1,750,000
                                                         =========

                                   SCHEDULE B

                     JURISDICTIONS OF FOREIGN QUALIFICATION

NAME OF ENTITY:                                              STATES OF FOREIGN QUALIFICATION:
--------------                                               -------------------------------
Partnership..........................................        None

General Partner......................................        Connecticut
                                                             Florida
                                                             Illinois
                                                             Indiana
                                                             Massachusetts
                                                             Michigan
                                                             New Jersey
                                                             New York
                                                             Ohio
                                                             Pennsylvania

BMC..................................................        Pennsylvania

Services Company.....................................        Connecticut
                                                             Florida
                                                             Illinois
                                                             Indiana
                                                             Massachusetts
                                                             Michigan
                                                             New Jersey
                                                             New York
                                                             Ohio

Buckeye.............................................         Connecticut
                                                             Illinois
                                                             Indiana
                                                             Massachusetts
                                                             Michigan
                                                             New Jersey
                                                             New York
                                                             Ohio
                                                             Pennsylvania
                                                             Washington

NAME OF ENTITY:                                              STATES OF FOREIGN QUALIFICATION:
--------------                                               -------------------------------
BPH..................................................        Illinois

BGC I................................................        Texas
                                                             Louisiana
                                                             New York

BGC II...............................................        None

BGC..................................................        New York
                                                             Louisiana

BPP..................................................        Texas

GCP..................................................        Texas

BT...................................................        Illinois
                                                             Indiana
                                                             New York
                                                             Ohio
                                                             Pennsylvania

Norco................................................        Illinois
                                                             Indiana
                                                             Iowa
                                                             Ohio

Wespac Reno..........................................        None

Wespac SD............................................        California

West Shore...........................................        Illinois
                                                             Indiana
                                                             Oklahoma
                                                             Wisconsin

Telecom..............................................        None

Everglades...........................................        Florida

Laurel...............................................        Pennsylvania
                                                             New Jersey

BPL MI...............................................        Michigan

                                   SCHEDULE C

                        LIST OF SIGNIFICANT SUBSIDIARIES

Buckeye Pipe Line Company, L.P.
Laurel Pipe Line Company, L.P.
Buckeye Pipe Line Holdings, L.P.

                                   SCHEDULE D

         LIST OF BUCKEYE OFFICERS, DIRECTORS AND SIGNIFICANT UNITHOLDERS
                          SUBJECT TO LOCK UP AGREEMENTS

Buckeye Pipe Line Services Company--Significant Unitholder (9%)

Alfred W. Martinelli--Chairman of the Board

William H. Shea, Jr.--President and Chief Executive Officer and Director

Brian F. Billings--Director

Edward F. Kosnik--Director

Jonathan O'Herron--Director

Joseph A. LaSala, Jr.--Director

David J. Martinelli--Senior VP--Corporate Development, Treasurer and DirectoR

Frank S. Sowinksi--Director

Ernest R. Varalli--Director

Stephen C. Muther--Senior VP--Administration, General Counsel and Secretary

Steven C. Ramsey--Senior VP--Finance and Chief Financial Officer

                                    EXHIBIT A
                            FORM OF LOCK-UP AGREEMENT

                                                               February __, 2003

UBS Warburg LLC
Salomon Smith Barney Inc.
McDonald Investments, Inc.
As Representative of the several Underwriters
c/o UBS Warburg LLC
299 Park Avenue
New York, New York 10071

      Ladies and Gentlemen:

      This letter is being delivered to you in connection with the proposed underwriting agreement (the "Underwriting Agreement"), between Buckeye Partners, L.P., a Delaware limited partnership (the "Partnership"), Buckeye Pipe Line Company, a Delaware corporation and general partner of the Partnership (the "General Partner"), and each of you as representatives of a group of underwriters named therein (the "Underwriters"), relating to an underwritten public offering of units representing limited partner interests (the "Units") of the Partnership.

      In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of UBS Warburg LLC, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any securities of the Partnership or any securities convertible into or exercisable or exchangeable for such securities, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than securities disposed of as bona fide gifts approved by UBS Warburg LLC, provided that UBS Warburg LLC receives a similar lock-up agreement from the recipient of the bona fide gift and, with respect to Buckeye Pipe Line Services Company, a Delaware corporation ("Services Company"), units representing limited partner interests in the Partnership sold in connection with the liquidation of employee accounts in the Buckeye Pipe Line Services Company Employee Stock Ownership Plan at or about the time such person ceases to be an employee of Services Company.

      If for any reason the Underwriting Agreement has been executed and the obligations set forth in the second paragraph hereof have become effective, and the Underwriting Agreement is thereafter terminated by the Underwriters prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                 Yours very truly,


                                 [Signature of officer, director or major stockholder]

                                 [Name and address of officer, director or major stockholder]

                                    EXHIBIT B

                              OFFICERS' CERTIFICATE

1.    I have reviewed the Registration Statement and the Final Prospectus.

2. The representations and warranties of the General Partner and the Partnership as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3. The General Partner and the Partnership have performed all of their respective obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4. The conditions set forth in paragraphs (e), (f), (h), and (k) of Section 6 of this Agreement have been met.

5. The financial statements and other financial information included in the Registration Statement and the Final Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Partnership and the Subsidiaries as of, and for, the periods presented therein.


                                      B-1